Confidential
Execution Version

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Exhibit 10.32

ALKERMES PHARMA IRELAND LIMITED AND ZOGENIX, INC.

COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT

THIS AGREEMENT is dated November 2, 2012 (the "Effective Date")
PARTIES:

(1)	ALKERMES PHARMA IRELAND LIMITED, an Irish company having an address at Monksland, Co Westmeath, Ireland("Alkermes") and

(2)	ZOGENIX, INC., a Delaware corporation having its principal place of business at 12400 High Bluff Drive, Suite 650, San Diego, California, USA 92130 ("Zogenix")
BACKGROUND:

(A)
Elan Pharma International Limited (“EPIL”) and Zogenix entered into a License Agreement dated November 27, 2007, which was amended pursuant to a First Amendment to License Agreement dated as of September 28, 2009 (such agreement, as amended through the date hereof and thereafter from time to time, the "License Agreement"). On August 2, 2011, EPIL assigned all of its rights and obligations in the License Agreement to EDT Pharma Holdings Limited, which has subsequently changed its name to Alkermes Pharma Ireland Limited.

(B)
The License Agreement provides, inter alia, for the Parties (or their party Affiliates) to negotiate in good faith and execute a Commercial Manufacturing and Supply Agreement, whereby Alkermes or an Alkermes Affiliate will supply to Zogenix commercial quantities of the Commercial Product (as defined below) licensed under the License Agreement.

(C)
Accordingly, Alkermes has agreed to supply the Commercial Product to Zogenix through itself or an Affiliate upon the terms and conditions set forth in this Agreement, and this Agreement is intended by the Parties to be the Commercial Manufacturing and Supply Agreement referred to in the License Agreement.

TERMS:
The Parties agree as follows:
1.    DEFINITIONS AND INTERPRETATION

1.1	Definitions:
In this Agreement, the following expressions shall have the following meanings:

"Affiliate"
means any corporation or entity controlling, controlled or under common control with Alkermes, Zogenix or the entity referred to, as the case may be. For the purposes of this Agreement, "control" means the direct or indirect ownership of more than 50% of the issued voting shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

"Agreement"	means this agreement, including its recitals, with the attached Schedules.
"Alkermes Facility"	means Alkermes's Affiliate's manufacturing facility at Gainesville, Georgia, or such other facility as Alkermes may nominate from time to time under this Agreement.

"Available Quota"
means that part of the Procurement Quota which is at the applicable time unfilled (such that Alkermes or Alkermes’s Affiliate would be permitted to supply the Commercial Product in question in the time requested).

"Batch"
means a single Manufacturing batch of a single dosage strength of the Commercial Product, whose approximate sizes are set out in Schedule 1, as the same may be amended from time to time by the mutual written agreement of the Parties through an amendment to Schedule 1.

“Bead Blend Intermediate”	means the Product intermediate created during Manufacture which contains the relevant blend of immediate release and sustained release components in a unified blend immediately prior to encapsulation.
“Bead Blend Intermediate Batch”	means the minimum quantity of Bead Blend Intermediate that must be created during Manufacture to supply Commercial Product to Zogenix.
"Business Day"	means a day other than a Saturday, Sunday or any days on which the clearing banks are generally closed in Dublin Ireland and/or New York, New York.
“Certificate of Analysis”
means test results against the criteria specified in the Specifications and including test methods, specification parameters and the pass/fail criteria and results used to show that a particular Batch meets Product Specifications.

"cGMP"	means the then-current Good Manufacturing Practices, as defined in the US Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, as may be amended from time to time.
"Claims"	means any and all claims (whether successful or otherwise), loss, liability, damages and expenses, including reasonable attorneys' fees and expenses and legal costs.
“Commercial Product”
means the Product developed and licensed by Alkermes to Zogenix under the License Agreement and for which Zogenix filed a Regulatory Application on May 1, 2012 in the dosage strengths specified in Schedule 1 (including such additional dosage strengths or additional packaging configurations that may be subsequently added by mutual agreement through a written amendment to Schedule 1) that is packaged and labelled for commercial sale in the Territory or that is provided, if expressly agreed by the Parties, in bulk packaging for onward packaging and commercial sale in the Territory. For clarity, unless expressly agreed and amended by the Parties in writing pursuant to Clause 23.10, this Agreement shall not govern the commercial supply of any second or subsequent formulations of Product developed by Alkermes and Zogenix under the License Agreement or any Product manufactured for sale or use outside the Territory.

"Commercially Reasonable Efforts"
means those efforts of a Party which are consistent with those utilised by such Party for its own internally developed or in-licensed pharmaceutical products, taking into account all factors that impact the manufacturing, development, regulatory approval, marketing, and sales of such products, as applicable.

"Compound"	means the active drug substance hydrocodone bitartrate.
“Confirmed Order”	has the meaning set out in Clause 5.4.1.

"Controlled Substance"	has the same meaning as in the Controlled Substances Act 21 U.S.C. 801-904, as may be amended from time to time.
"DEA"	means the United States Drug Enforcement Administration or any successor agency.
“Development and Clinical Supply Agreement”
means the development and clinical supply agreement relating to the Product that was entered into between Zogenix and Elan Drug Delivery, Inc. on December 20, 2007, as may be amended from time to time, and that has been subsequently assigned to Alkermes’s affiliate, Alkermes Gainesville LLC.

“[***] Forecasts”	means those forecast quantities relating to [***].
"EXW"	has the meaning of that expression (ex works) set out in Incoterms 2010.
"Failure to Supply"
has the same meaning as set out in Clause 1.1 of the License Agreement. For clarity, where Zogenix can meet its properly forecasted and ordered requirements of Commercial Product from the Second Facility in accordance with the terms of this Agreement, any inability of Alkermes Facility to provide such requirements shall not constitute a Failure to Supply.

“First Approval”	means receipt of the first Regulatory Approval for the Commercial Product in the Territory.
“Forecast”	has the meaning set out in Clause 5.1.3.
"Force Majeure Event"	has the meaning set out in Clause 22.1.
"Governmental Authority"
means all governmental and regulatory bodies, agencies, departments or entities, whether or not located in the country of manufacture or sale, which regulate, direct or control commercial and other related activities in or with the country of manufacture or sale.

“Initial Batch Size”
means the number of Product capsules constituting a single Batch in a single dosage strength of Commercial Product at the initial commercial scale for Commercial Product Manufactured at the Alkermes Facility set out in Schedule 1 under the column “Initial Batch Size.”

“Launch Stock”
means any Commercial Product that is intended for commercial sale which is manufactured by or on behalf of Alkermes prior to First Approval. For clarity, Zogenix may designate validation batches of Product as Launch Stock prior to First Approval.

“License Agreement”	has the meaning set out in Section (A) of the Background Section above.
"Manufacture" or "Manufacturing"
means all operations in the manufacturing, production, finishing, packaging, labelling, warehousing, quality control testing (including in-process release and stability testing, when applicable) and release for shipping of Commercial Product.

“Manufacturing Cost”	has the same meaning as set out in the License Agreement but with [***].
“Manufacturing License”	has the same meaning as set out in Clause 9.1 of the License Agreement.
"Materials"	means the Compound and all excipients and other materials necessary to Manufacture the Commercial Product.

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"Minor Changes"	means changes which affect only the manner and/or order in which activities under the Process Transfer Plan are to be performed, and do not affect the scope of those activities.
“Net Sales”	has the same meaning as set out in the License Agreement.
“Notional NSP”	has the same meaning as set out in the License Agreement.
“NSP” or “Net Selling Price”	has the same meaning as set out in the License Agreement.
“Optimized Batch Size”
means the number of Product capsules constituting a single Batch in a single dosage strength of Commercial Product following Batch size optimization for Commercial Product Manufacture at the Alkermes Facility set out in Schedule 1 under the column “Optimized Batch Size.”

“Party” or “Parties”	has the same meaning as set out in the License Agreement.
“Process Transfer Plan”	has the meaning set out in Clause 3.1.
"Procurement Quota"	means the quota for the Commercial Product or the Compound, as referenced in the US CFR 1303.12, from time to time.
“Product”
has the meaning as set out in the License Agreement when used as a stand alone term in this Agreement but for clarity and as also set out in Section 1.3.4, unless expressly provided otherwise any reference in the definitions incorporated herein from the License Agreement to the term “Product” shall for the purposes of this Agreement mean “Commercial Product”.

"Product Specifications"
means the specifications for the final manufactured dosage form(s) of the Commercial Product as set out in the Regulatory Approval in the Territory, or as may be agreed between the Parties in writing in the Technical Agreement from time to time, together with applicable cGMP.

“Project Manager”	has -the meaning set out in Clause 4.1.
“Purchase Order”	has the meaning set out in Clause 5.4.1.
“Quota Forecast”	has the meaning set out in Clause 5.2.
“Recall”	has the meaning set out in Clause 13.2.
“Recall Costs”	has the same meaning as set out in Clause 19.6.1
"Regulatory Application"	has the same meaning as set out in the License Agreement.
"Regulatory Approval"	means the final approval to market the Commercial Product in the Territory, including any approval which is required to launch the Commercial Product in the normal course of business.
"Safety Stocks"	has the meaning set out in Clause 5.5.
“Second Facility”	has the meaning set out in Clause 9.1.
"Substantial Changes"	means changes which affect the scope of the activities under the Process Transfer Plan.
“Supply Committee”	has the meaning set out in Clause 4.3

“Technical Agreement”	has the meaning set out in Clause 2.3
“Territory”	means the United States of America and its possessions and territories, including Puerto Rico.
“Third Party”	means any individual or entity which is neither a Party or an Affiliate of a Party.
“Trade Demand”	means [***].

1.2	Other Defined Terms: Other capitalised expressions not specifically defined in this Agreement shall have the same meaning as in the License Agreement.

1.3	Interpretation: In this Agreement:

1.3.1	the singular includes the plural and vice versa, and unless the context or subject otherwise requires, references to words in one gender include references to the other genders;

1.3.2
unless the context otherwise requires, reference to a recital, article, paragraph, provision, clause or schedule is to a recital, article, paragraph, provision, clause or schedule of or to this Agreement;

1.3.3	the headings in this Agreement are inserted for convenience only and do not affect its construction;

1.3.4	unless expressly provided otherwise, any references in the definitions incorporated herein from the License Agreement to “Product” or “Bottled Product” shall mean “Commercial Product”; and

1.3.5	the expressions "include", "includes", "including", "in particular" and similar expressions shall be construed without limitation.

2.	EXCLUSIVE SUPPLY

2.1
Appointment. Zogenix hereby appoints Alkermes as its exclusive manufacturer of the Commercial Product for the Territory, upon the terms and conditions set out in this Agreement. Except as expressly provided in Clauses 9 and 10, during the Term Zogenix shall purchase its entire requirement of Commercial Product from Alkermes.

2.2
Technical Agreement. Prior to any supply of Commercial Product under this Agreement, the Parties shall enter into technical agreement(s) in relation to Commercial Product supplied in Manufacturing (each, as applicable, the "Technical Agreement"), which shall specify:

2.2.6	which Party (or Third Party, if applicable) is responsible for handling which tasks associated with the cGMP aspects of Manufacturing the Commercial Product;

2.2.7	the procedures pursuant to which Commercial Product will be released and delivered to Zogenix;

2.2.8	the inspection and testing for compliance of Compound to be conducted by Alkermes prior to incorporation into Commercial Product;

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2.2.9	the testing and quality analysis of Commercial Product to be conducted by Alkermes prior to delivery of Commercial Product to Zogenix;

2.2.10	the format of the Certificate of Analysis and certificate of release to be furnished by Alkermes to Zogenix upon release of the Commercial Product to Zogenix;

2.2.11	any quality analysis or other activities to be conducted by Zogenix;

2.2.12	the manner in which changes to the Product Specifications and/or the process of Manufacturing may be made;

2.2.13	audit/inspection rights of manufacturing facilities that manufacture Compound and raw material suppliers;

2.2.14
the responsibilities of the Parties with respect to pharmacovigilance and Commercial Product Recall, including how the parties should share and exchange information with respect to adverse event data collection and reporting; and

2.2.15	such other matters relating to Manufacturing as the Parties may mutually agree should be addressed in the Technical Agreement
In the event there is a conflict in terms between this Agreement and the Technical Agreement(s), the terms and conditions of this Agreement shall prevail.

3.	PROCESS TRANSFER

3.1
Transfer Plans. Alkermes shall create as needed process transfer plans ("Process Transfer Plan(s)") and work plans under the Development and Clinical Supply Agreement, which shall include activities necessary for the transfer, validation and commercial scale-up of the Commercial Product’s manufacturing processes within the Alkermes Facility.

3.2
Conduct. The Parties shall use Commercially Reasonable Efforts to conduct their activities under such Process Transfer Plan(s) and work plans. In performing their activities, the Parties shall act collaboratively, reasonably and in good faith with a view to timely achieving the aims of the Process Transfer Plan.

3.3
Inherent Uncertainties. The Parties acknowledge that there are inherent uncertainties involved in the scale up, transfer and manufacture of pharmaceutical products and that such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration set out in this Agreement.

4.	OVERSIGHT

4.1
Project Managers. Each Party shall designate a "Project Manager" who shall be the principal point of contact between the Parties for all matters relating to process transfer, scale up and validation. A Party may designate a new Project Manager by written notice to the other Party.

4.2	Communications. The Project Managers shall communicate on a regular basis and make themselves reasonably available to each other for this purpose.

4.3
Supply Committee. After the Effective Date, the Parties shall establish a supply committee (the "Supply Committee"). The Supply Committee shall be comprised of a minimum of two (2) Alkermes employees and two (2) Zogenix employees having appropriate technical credentials, knowledge and experience, or such other number as the Parties may agree. Additional invitees may attend Supply Committee meetings upon the approval of both Alkermes and Zogenix.

4.4
General Remit. The Supply Committee shall serve as the coordinating body for the Manufacture and supply of Commercial Product under this Agreement. The Supply Committee shall also work to resolve any matter which arises between the Parties relating to the Manufacture and supply of Commercial Product under this Agreement. If the Parties are unable to resolve the matter through the Supply Committee, the Parties shall refer the matter to the committee organized and operating pursuant to Section 7.7.2 of the License Agreement, which is responsible for the overall development, regulatory and commercialization activities of Commercial Product under all of the Product agreements. If the License Agreement committee set out in such Section 7.7.2 is also unable to resolve the issue, then the dispute resolution mechanism set out in Section 12.6 of the License Agreement shall be applied to the issue as if such mechanism was fully set forth herein.

4.5
Meetings. The Supply Committee shall meet monthly by telephone or in person. Meeting agendas shall include as appropriate information on (a) anticipated market demand and inventory positions (including Compound inventory) and any material changes in market demand or inventory positions (including Compound inventory), (b) supply capability, (c) any capacity problems, unusual production situations, or prioritization issues, including pursuant to Clause 10.1, (d) any changes in Compound or Commercial Product delivery or sourcing, (e) any quality related issues, (f) any proposed amendments to Batch sizes based upon forecasted demand or changes in Product Specifications, (g) any forecast trends or proposed amendments to forecasts, and (h) any other matters which may impact or influence the Commercial Product supply chain.

4.6	Costs. Each Party shall be responsible for its own costs in respect of travel and accommodation expenses in attending such meetings.

5.	FORECASTING, ORDERING AND CAPACITY

5.1
Forecasts. Zogenix shall provide Alkermes with good faith, written, non-binding (subject to Clause 5.4.2 and 5.4.3) forecasts of its expected commercial requirements of the Commercial Product to be delivered as follows:

5.1.1	within [***] of the Effective Date, an [***] forecast, broken down on [***] basis, for the period beginning [***];

5.1.2	thereafter every [***] until [***], an updated forecast prepared on the same basis;

5.1.3
within [***], and thereafter every calendar month not later than the [***], a rolling eighteen (18) month forecast, broken down on [***] basis for the first [***] and [***] basis for the remaining [***], for the period commencing at the beginning of the following [***] in a form substantially similar to that which is mutually agreed by the Parties ("Forecast"); and

5.1.4	not later than [***], a [***] forecast, broken down on a [***] basis.
Each Forecast made by Zogenix shall supersede any previous Forecast. Forecast quantities for any [***] shall not be less than seventy-five percent (75%) nor more than [***] of the aggregate forecast quantity for the previous [***], without the prior written agreement of Alkermes. For any [***] Forecasts that exceed these limitations, Alkermes will work in good faith with Zogenix through the Supply Committee to fulfil, delay or cancel outstanding Purchase Orders or minimize costs, taking into consideration Alkermes’s supply chain commitments in reference to Commercial Product, other manufacturing commitments and other capacity constraints.

5.2
Additional Forecast for Procurement Quota. As a consequence of the restrictions currently imposed upon the importation, use and distribution of the Compound in and into the Territory, the Parties acknowledge the requirement to order the appropriate quantity of Compound in sufficient time to enable the supplier of the Compound to obtain the appropriate aggregate Procurement Quota for Manufacture.

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In this regard, the Parties shall negotiate and mutually agree not later than [***] a forecast for the supply of Compound for the [***], broken down on [***] ("Quota Forecast"). The Quota Forecast shall be in addition to and not in substitution for the Forecasts. Alkermes shall use Commercially Reasonable Efforts to procure Compound in accordance with the Quota Forecast. Zogenix shall use Commercially Reasonable Efforts to obtain sufficient quantities of Zogenix Commercial Product Procurement Quota, if required, to accept Commercial Product manufactured by Alkermes in compliance with the then-applicable Forecast and Quota Forecast.

5.3
Increased Capacity. If at any time after Commercial Product launch the Forecasts exceed Alkermes' then-current Manufacturing capacity, Alkermes and Zogenix shall meet and discuss in good faith ways in which additional Alkermes capacity may be secured to meet the Forecasts. If the additional capacity requires Alkermes capital expenditure, then the Parties shall negotiate (a) [***] which shall ensure the Commercially Reasonable utilisation of such capital equipment or (b) the [***], in each case, taking into account other products which could be manufactured on such equipment. For clarity, the maintenance of then-current Manufacturing capacity, even if the purchase of replacement capital equipment is required, shall be at Alkermes’ sole cost and expense.

5.4	Purchase Orders.

5.4.1
A "Purchase Order" is a binding order for such quantities of Commercial Product as is set out in the order. The Purchase Order shall include: (i) the quantity of Commercial Product to be delivered and (ii) the date on which the Commercial Product should be delivered and (iii) any other information reasonably requested by Alkermes. For clarity, once a Purchase Order has been accepted (a “Confirmed Order”), Zogenix shall be required to compensate Alkermes pursuant to the terms of this Agreement for any Commercial Product manufactured under such Confirmed Order, even if Zogenix or a Zogenix third party designee is unable to accept delivery of such Commercial Product because of insufficient Commercial Product Procurement Quota or lack of a valid DEA registration by Zogenix or Zogenix’s third party designee to receive such Commercial Product.

5.4.2
Validation batches that are manufactured for potential use as Commercial Product/Launch Stock shall be forecasted, ordered, delivered and paid pursuant to the terms of this Agreement. In conjunction with execution of this Agreement, Zogenix has submitted and Alkermes has accepted and confirmed a binding Purchase Order for validation batches that may be used as Commercial Product/Launch Stock which contains a delivery date that has been mutually agreed by the Parties. For other Launch Stock (if any), Zogenix shall submit a binding Purchase Order in which the date for delivery of the Commercial Product specified by Zogenix shall be not less than [***] following acceptance of such Purchase Order by Alkermes, taking into account Available Quota. On the first business day of each [***] after First Approval, Zogenix shall submit to Alkermes a Purchase Order for the quantity of Commercial Product specified in the first four (4) months of the last Forecast, less any Confirmed Orders or Launch Stock for delivery in that period. Unless otherwise agreed by Alkermes, the date for delivery of the Commercial Product specified by Zogenix shall be not less than four (4) months following acceptance of each Purchase Order by Alkermes.

5.4.3
Upon receipt of a Purchase Order Alkermes shall either accept or reject (to the extent entitled) the Purchase Order by written notification to Zogenix within [***] after receipt of the applicable Purchase Order. An accepted Purchase Order shall be a "Confirmed Order," subject to Alkermes’ ability to obtain sufficient Procurement Quota for Compound to Manufacture such Commercial Product.

5.4.4	Alkermes shall be entitled to reject any Purchase Order that does not conform to Clause 5.4.1 or that part of a Purchase Order that:

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(a)
Exceeds in the aggregate (together with other Purchases Orders previously submitted) one hundred percent (100%) of the [***] requirement that was forecast by Zogenix for the [***] of delivery in the Forecast submitted [***];

(b)	exceeds the Available Quota;

(c)
exceeds (or in conjunction with Confirmed Orders in the relevant period exceeds) Alkermes's then-current maximum manufacturing capacity, which Alkermes shall have previously shared with Zogenix in a timely manner through the Supply Committee; or

(d)	requests partial Batches or less than a single Batch or where the total aggregate amount of Commercial Product ordered in a Purchase Order, when taken as a whole, does not [***].
If Alkermes in its absolute discretion chooses to accept a Purchase Order that Alkermes is not required to accept pursuant to this Clause 5.4.4 or that may otherwise be rejected by Alkermes in accordance with this Agreement, that fulfilment shall not affect Alkermes's right to reject any subsequent Purchase Order that it may not be required to accept pursuant to Clause 5.4.4 or that may otherwise be rejected by Alkermes in accordance with this Agreement.

5.4.5
The terms of this Agreement are hereby incorporated by reference into each Purchase Order submitted by Zogenix. No other terms or conditions, including any contained in a Purchase Order, shall apply to the sale and purchase of Commercial Product as between the Parties except pursuant to a modification duly executed as provided in this Agreement.

5.5
Safety Stocks. Zogenix shall use Commercially Reasonable Efforts to build during the first [***] and thereafter to maintain an inventory of Commercial Product [***] which is not less than the equivalent of the [***] ("Safety Stocks"), subject to Available Quota for the Commercial Product. Zogenix shall make Forecasts consistent with this requirement and will make good faith estimates of [***]. If requested by Zogenix, Alkermes and Zogenix shall discuss in good faith the ability of Alkermes or its Affiliates to hold Safety Stocks, the storage of such Safety Stocks being at [***].

6.	MINIMUM ORDER QUANTITIES

6.1
Minima. Manufacture of validation batches and other Launch Stock shall be in Batch sizes of not less than the minimum quantities set out in Schedule 3 of this Agreement or in multiples thereof and the total aggregate amount of validation batches or other Launch Stock in a single Confirmed Order, when taken as a whole, must utilize [***]. Manufacture of Commercial Product shall be in Batch sizes of not less than the minimum quantities set out in Schedule 1 of this Agreement or in multiples thereof and the total aggregate amount of Commercial Product in a single Confirmed Order, when taken as a whole, must utilize [***]. The Parties shall discuss and agree other minimum Batch quantities as necessary through the Supply Committee.

7.	SUPPLY OF COMMERCIAL PRODUCT

7.1	Supply. Alkermes shall use Commercially Reasonable Efforts to supply the quantities of Commercial Product requested in each Confirmed Order.

7.2	Materials. Alkermes shall be responsible for procuring all Materials at its own cost; provided that:

7.2.6
in the event of (i) a change in the specifications for any Materials, or (ii) expiration or termination of this Agreement, Zogenix shall bear [***] last Forecast. Alkermes shall use Commercially Reasonable Efforts to mitigate such costs;

7.2.7	in the event that Compound that has been ordered and paid for, or must be paid for, by Alkermes pursuant to the Quota Forecast becomes obsolete for any reason (other than failure to meet

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Product Specifications or due to Alkermes’ negligence or misconduct) prior to use, Zogenix shall [***]. Alkermes shall use Commercially Reasonable Efforts to obtain a Procurement Quota for the Compound consistent with the then applicable Quota Forecast.

7.3
Packaging Materials. Zogenix shall be responsible for and shall supply Alkermes with all packaging artwork and inserts required for the Commercial Product. Except in reference to Alkermes trademarks reviewed and approved prior to their application, Zogenix shall indemnify Alkermes for any trademark, copyright or other content claims that may be made against Alkermes arising from such materials.

Zogenix shall bear the cost of changing and repackaging Commercial Product to meet regulatory requirements. Zogenix may also, at its sole cost, change such artwork from time to time by reasonable notice to Alkermes and subject to having obtained all requisite approvals from Governmental Authorities. If Alkermes requests a change to packaging artwork and inserts to accommodate an Alkermes business need and Zogenix accepts such proposed changes, then Alkermes shall bear the cost of any such artwork and insert changes.

7.4	Supply Terms. Commercial Product supplied by Alkermes to Zogenix shall:

7.4.1	be delivered EXW the Alkermes Facility, except with respect to validation batches and Launch Stock which shall be delivered in accordance with Section 16.2;

7.4.2	be free from any liens, security interests or other encumbrances on title;

7.4.3	conform to Product Specifications and be manufactured in accordance with applicable cGMP and other applicable law;

7.4.4
have consumed no more than [***] with respect to Commercial Product that has [***] or, with respect to Commercial Product that has [***], have consumed no more than [***] provided however that (i) Zogenix may, at its option, accept Commercial Product with [***] and (ii) in circumstances where Zogenix decides to reject Commercial Product for not meeting [***] requirements, Zogenix will discuss its reasons in good faith with Alkermes through the Supply Committee. This provision shall not apply to validation batches/Launch Stock as provided in Section 16.2 of this Agreement or Commercial Product that is not released by Zogenix within the turnaround time that shall be agreed and defined in the Technical Agreement;

7.4.5
be packed in bottles in a packaging configuration provided by Zogenix and approved (or expected to be approved) by the FDA for Commercial Product that is ready for distribution in the Field in the Territory, or if agreed by Alkermes and Zogenix in writing, bulk packaged in a suitable manner for shipment;

7.4.6	be accompanied by a Certificate of Analysis for such Batch of Commercial Product; and

7.4.7	conform in all material respects with applicable provisions of the Technical Agreement with respect to Commercial Product.

7.5
Obsolete Commercial Product. In the event that Zogenix does not obtain sufficient Zogenix Commercial Product Procurement Quota or is otherwise unable to accept delivery of Commercial Product for which there is a Confirmed Order, then Alkermes shall be entitled to invoice and seek payment for such Commercial Product, including in-process Commercial Product, from Zogenix in accordance with Section 16 below.

7.6
Responsibility After Delivery. Title shall pass on delivery of Commercial Product to Zogenix. Zogenix shall be solely responsible for the storage, maintenance and transportation of Commercial Product from

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the time of delivery to Zogenix, and, except as set forth in Clauses 12.7 and 13.3, all risks of loss shall pass upon delivery, whether or not such delivery is accepted.

7.7
Notification of Loss. Zogenix shall immediately notify Alkermes of the loss or damage of any Commercial Product in transit and/or shortfall in receipt before or after transit, and fully co-operate with Alkermes with respect to providing information to the DEA to support a notice of loss or theft and otherwise so as to enable Alkermes to comply with its obligations with regard to Controlled Substances. For clarity, this shall not affect the passage of risk of loss upon EXW delivery.

8.	CHANGE CONTROL

8.1
Modification of Product Specifications. Neither Party shall implement modifications to the Product Specifications without the other’s prior written request and approval. The Technical Agreement will contain processes for requesting and implementing changes to the Product Specifications.

8.2
Modification of Commercial Product Process. Zogenix shall have the right to review any proposed changes specific to Commercial Product manufacturing, testing or controls documentation in advance of their implementation, and shall have the right to approve any proposed changes which reasonably require either prior approval by any Governmental Authority or notice to any Governmental Authority. Any other changes that the Parties may agree require prior Zogenix approval and the review and approval process for any changes which require prior approval shall be set out in the Technical Agreement.

8.3
Change of Manufacturing Facility. Alkermes shall not change the Alkermes Facility from Gainesville (or other subsequent location) without Zogenix’s prior written consent, not to be unreasonably withheld or delayed. If Alkermes has requested a change of Alkermes Facility, Alkermes shall bear all costs and expenses associated with such change of Alkermes Facility, including costs associated with notice to and any approvals required from a Governmental Authority. This provision related to cost shall not apply where Zogenix has requested a change of Alkermes Facility, in which case it shall be at Zogenix’s cost, or the Parties otherwise mutually agree to change the Alkermes Facility, in which case the Parties shall allocate costs as mutually agreed.

9.	VOLUNTARY SECOND SOURCE

9.1
Voluntary Second Source Option. If after receipt of the First Approval and if so requested in writing by Zogenix, Alkermes shall use Commercially Reasonable Efforts to enter into the relevant contracts and to validate a second manufacturing facility, which shall at Alkermes's option be another facility operated by Alkermes or its Affiliates, or a facility operated by a Third Party identified by Zogenix and agreed to by Alkermes (each, a "Second Facility"). Under no circumstances shall the owner of any such Second Facility be a Technological Competitor or be an Affiliate of a Technological Competitor without the prior written consent of Alkermes and provided further that Zogenix must take steps in all instances related to any Second Facility operated by a Third Party identified and/or used by Zogenix to ensure that Technological Competitors do not gain access, directly or indirectly, to Alkermes Confidential Information. Additionally, in the event that the Second Facility operated by a Third Party becomes a Technological Competitor, or an Affiliate of a Technological Competitor, the Second Facility must ensure that Alkermes Confidential Information and the manufacture of Commercial Product is “Contained Within a Ring Fence” as such phrase is defined in Section 16.3.2.1 of the License Agreement.

9.2
Voluntary Second Source Technology Transfer Plan. For this purpose and provided that Zogenix has exercised its right to validate a second manufacturing facility, Alkermes shall develop a plan of activities to enable the Second Facility to Manufacture and supply commercial quantities of Commercial Product to Zogenix in compliance with Product Specifications. Zogenix shall be responsible for the reasonable costs of all such activities, including all operator charges, Third Party expenses and the costs associated with employing Alkermes personnel to facilitate the technology transfer, which shall be invoiced to Zogenix at Alkermes's then-current FTE (full time equivalent) rate.

9.3	Costs of Second Facility.

9.3.1
Zogenix shall be responsible for any costs associated with the scale up, validation and maintenance of any Second Facility and any equipment purchased by Second Facility to support and facilitate the Manufacture and supply of Commercial Product from the Second Facility; provided, however, Zogenix shall not be responsible for maintenance costs associated with unused capacity of any Alkermes-operated Second Facility in excess of amounts forecasted in the then-applicable Forecasts.

9.3.2	If Commercial Product is supplied from a Second Facility operated by a Third Party, Zogenix shall make compensating payments to Alkermes pursuant to Clause 16.5.

9.3.3	Where the Second Facility is operated by a Third Party:

(a)
in no event shall any supply by the Second Facility exceed (i) [***] of Zogenix’s total aggregate requirements of Commercial Product for any [***] and, only if and when applicable, (ii) additional amounts of Commercial Product that Zogenix is entitled to obtain from a Third Party manufacturer in accordance with Clause 10 of this Agreement;

(b)
any Third Party operator of the Second Facility (“Third Party Second Facility Operator”) shall directly invoice Zogenix for any Commercial Product Manufactured by the Third Party Second Facility Operator and Zogenix shall pay the Third Party Second Facility Operator for any such Commercial Product; and

(c)
Zogenix shall be solely responsible for organizing and fully reimbursing the Third Party Second Facility Operator for all Materials, equipment, licenses, and process and equipment validations required by applicable law or regulations for the Second Facility operated by a Third Party and for ensuring such Second Facility passes all inspections required to Manufacture and supply Commercial Product through the Second Facility.

9.3.4
Where the Second Facility is operated by Alkermes or an Alkermes Affiliate, Zogenix shall compensate Alkermes (or its Affiliate, as directed by Alkermes) for Commercial Product supplied at [***] and any other costs incurred by Alkermes or its Affiliate in accordance with the terms of this Agreement.

10.	FAILURE TO SUPPLY

10.1
Notification of Failure to Supply. Subject to Zogenix keeping Alkermes informed as to their inventory position, if at any time during the Term, Alkermes anticipates that there will be a Failure to Supply, then Alkermes shall (a) give Zogenix prompt notice thereof and (b) use Commercially Reasonable Efforts to fulfil Purchase Orders with such quantities of Commercial Product as are available through itself on a timely basis.

10.2
Failure to Supply. In the event of a Failure to Supply and subject to the terms of this Clause 10, for so long as there is a Failure to Supply, Zogenix shall be entitled to obtain its requirements of Commercial Product from the Designated Manufacturer, as defined in Clause 9.1 of the License Agreement and pursuant to the provisions of the Manufacturing License granted to Zogenix in Clause 9 of the License Agreement. For clarity, the Third Party Second Facility Operator may be the Designated Manufacturer.

10.3
Supply Resumption. When Alkermes remedies the cause of the Failure to Supply and is once again able to fulfil Zogenix's Confirmed Orders, Alkermes shall so notify Zogenix (the "Resumption Notice") and Zogenix shall cease, or procure that the Designated Manufacturer ceases, Manufacturing the

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Commercial Product and shall resume purchasing the Commercial Product exclusively from Alkermes pursuant to the terms of this Agreement; provided that Zogenix shall be entitled to continue to obtain Commercial Product from the Designated Manufacturer pursuant to the Manufacturing License to the extent that [***].

10.4
Responsibility. In manufacturing the Commercial Product pursuant to the Manufacturing License, as between Alkermes and Zogenix, Zogenix shall be solely responsible for all costs, Procurement Quotas for Compound and Commercial Product, licenses, process and equipment validation required by applicable law or regulations for a Designated Manufacturer which is a Third Party and shall, subject to Alkermes obligations set forth in Clause 10.5, take all steps reasonably necessary to enable a Designated Manufacturer which is a Third Party to Manufacture Commercial Product.

10.5
Technology Transfer. In the event of (a) a Failure to Supply or (b) where the circumstances set forth in Clause 12.3.2, 12.3.3 or 12.3.4 of the License Agreement apply to Alkermes but Zogenix does not terminate this Agreement, Zogenix may notify Alkermes that it wishes to effect a technology transfer. Upon receipt of such notice (and as previously set out in the License Agreement in Clause 9.4), Alkermes shall:

10.5.1
provide Zogenix with any technical data incorporated in the Elan Know-How, including access to the CMC Section to give effect to the provisions of Clause 9.1 of the License Agreement and Alkermes shall promptly provide to Zogenix the documentation constituting the required material support, more particularly practical performance and advice, shop practice, specifications as to materials to be used and control methods; and

10.5.2
assist Zogenix for a period of [***] with the working up and use of the technology and with the training of Zogenix personnel which may be reasonably necessary in relation to the exercise of the Manufacturing License, including receiving Zogenix representatives in its or its Affiliates’ premises for limited periods as may be agreed upon by the Parties.

Zogenix shall reimburse Alkermes for any actual and reasonable costs incurred in connection with any transfer of technology pursuant to this Clause 10 within [***]. For clarity, such a transfer of technology is solely for the purposes of the Manufacturing License and shall not be deemed to permit Zogenix to Manufacture or obtain supplies of Commercial Product from a Third Party other than as expressly set out in this Clause 10. By way of example, although this technology transfer permits Zogenix to effect a technology transfer where Alkermes goes into liquidation or receivership and Zogenix decides not to terminate this Agreement, it does not entitle Zogenix to utilize such technology transfer or the Manufacturing License granted under the License Agreement except where there has been a Failure to Supply and Alkermes shall be entitled to resume supplying the Commercial Product in such circumstances in accordance with this Clause 10.

10.6
Sole Remedy For Failure to Supply. This Clause 10 and also Clauses 12.3.1 and 13.2.5 of the License Agreement solely to the extent that Alkermes is found to have materially breached Section 9.4 of the License Agreement set out Zogenix's sole and exclusive remedies in respect of Failure to Supply Commercial Product.

11.	STABILITY TESTING

11.1
Alkermes shall conduct stability testing of Commercial Product as may be required by the Regulatory Approval on the Commercial Product or cGMP, at Alkermes’ sole cost and expense. Zogenix shall reimburse Alkermes for any additional stability testing requested by Zogenix at Alkermes’ then-current standard pull rates, currently [***]. For clarity, expenses related to stability testing of process validation lots will be governed by the Process Transfer Plan, as set forth in Clause 16.1.

12.	ACCEPTANCE AND REJECTION

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12.1
Acceptance Procedures. Zogenix shall determine suitability for acceptance and release of Commercial Product for commercial distribution. If the Parties agree to additional acceptance procedures in the Technical Agreement, Alkermes shall use reasonable efforts to support transfer of any or all commercial methods to a third party laboratory and to provide test samples of any lot of Commercial Product when requested in order to establish acceptance testing ability.

12.2
Deficiency Notice. If Zogenix determines that the Commercial Product deviates from the Product Specifications or there are other material defects in Manufacturing that make such Commercial Product unsalable (a "Deviation"), Zogenix shall give Alkermes written notice (a "Deficiency Notice") outlining the Deviation, including such other information reasonably necessary to identify the Deviation, within [***]. Should Zogenix fail to provide Alkermes with a Deficiency Notice within the relevant and applicable time periods set out earlier in this paragraph, then delivery will be deemed to have been accepted by Zogenix, and Alkermes will have no liability for any Deviations for which it has not received notice within the applicable period.

12.3	Counter Notice. Within [***], Alkermes may provide written notice to Zogenix (a "Deficiency Counter Notice") that it contests the existence of a Deviation.
Where Alkermes is unable to make such a determination within that period, Alkermes may within that period request such access to the Commercial Product delivered and/or testing data and/or any other information that Zogenix may have concerning the Deviation. Zogenix shall provide such access, data and/or information, and Alkermes may serve its Deficiency Counter Notice at any time [***].
Should Alkermes fail to provide Zogenix with a Deficiency Counter Notice within the relevant and applicable time periods set out earlier in this Section, then Alkermes will be deemed to have accepted the Deviation specified in the Deficiency Notice.

12.4
Dispute Resolution. In the event of an unresolved dispute as to the conformity of Commercial Product with Product Specifications, the Parties shall appoint an independent testing laboratory, acceptable to both Parties and subject to the confidentiality agreements herein, to undertake the relevant analysis, which analysis shall be performed in compliance with the applicable laws of the relevant regulatory Governmental Authority, to determine whether the Commercial Product conformed or did not conform to the Product Specifications. The test results obtained from such laboratory shall be conclusive and binding upon the Parties except in the case of fraud or manifest error. The fees and expenses of such testing shall be borne by Alkermes if it is ultimately determined that the Commercial Product failed to meet Product Specifications, or Zogenix in other cases.

12.5
Right to Reject. Where Alkermes does not provide a Deficiency Counter Notice in response to a Deficiency Notice alleging a Deviation, or where a dispute is resolved in Zogenix's favour pursuant to Clause 12.4 or by written agreement of the Parties, the Commercial Product in question shall be deemed rejected.

12.6	No Effect on Remainder of Delivery. No Deviation shall affect the delivery of any conforming part of the delivery.

12.7
Remedy. In respect of Commercial Product properly rejected and agreed, Alkermes shall Manufacture and deliver replacement Commercial Product as soon as practicable, but in any event within [***], subject to the availability of Materials, available Manufacturing capacity and Available Quota. Alkermes shall be responsible for its own costs of doing so, including the cost of the Materials and costs associated with the Manufacture and supply of replacement of such Commercial Product to Zogenix (including reasonable Third Party costs incurred by Zogenix in connection with Zogenix receiving such replacement Commercial Product) and, for clarity, Zogenix shall not pay an Initial Fee or Final Fee with respect to any properly rejected Commercial Product until such time as Zogenix accepts the

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replacement Commercial Product. In the event that Alkermes is unable to deliver replacement Commercial Product within such [***], Alkermes shall [***].
In the absence of fraud or willful misconduct by Alkermes, this Clause 12 sets out Zogenix’s sole remedies in respect of Commercial Product delivered by Alkermes but not yet sold by Zogenix to a Third Party which Commercial Product does not conform to Product Specifications. Remedies and liabilities for Commercial Product sold by Zogenix to a Third Party shall be governed exclusively by the terms of Clause 13 below.

13.	ADVERSE EVENTS AND PRODUCT RECALL

13.1	Adverse Events and Safety Reporting. Each Party shall, in accordance with the timing and procedures set forth in the Technical Agreement, give the other Party written notice of:

13.1.1	any matter arising out of this Agreement that must be reported by such other Party to a regulatory Governmental Authority;

13.1.2	any complaint about the quality or safety of Commercial Product supplied by Alkermes or which may reasonably affect the other Party's activities under this Agreement;
The Technical Agreement shall set out the detailed procedures regarding the format, timing, responsibilities and content of notices under this Clause 13.1.

13.2
Zogenix's Discretion to Recall. If either Party is notified by a Governmental Authority that a recall, market withdrawal, stock recovery or other corrective action related to Commercial Product in the Territory (collectively a “Recall”) is required, requested or otherwise advisable, it shall promptly notify the other Party in writing of such notification. In circumstance where such a notification has been made or, alternatively if Zogenix establishes a need to conduct a Recall, Zogenix shall have sole discretion (except where required to take an action by Governmental Authorities) over whether and under what circumstances to require a Recall. Zogenix shall be responsible for coordinating Recalls and for ensuring that such activities are conducted in a commercially reasonable manner and Alkermes shall afford Zogenix reasonable assistance in conducting any such activities.

13.3	Recall Costs.

13.3.1
Except as provided in Section 13.3.2, Zogenix shall bear all costs of any Recall. Alkermes shall not invoice Zogenix for the cost of any internal Alkermes activities associated with such Recall but shall be entitled to invoice Zogenix for all other reasonable costs.

13.3.2	In circumstances where:

(a)
Commercial Product Recall arises from (a) Alkermes failure (or its Affiliate’s failure) to supply Commercial Product in accordance with Product Specifications and cGMP, (b) the negligent acts or omissions of Alkermes (or its Affiliate) in Manufacturing the Commercial Product or (c) from Alkermes breach of this Agreement, including without limitation Clause 7.4 with respect to such Commercial Product; and also that

(b)	Zogenix could not have discovered such failure or acts or omissions prior to the sale of such Commercial Product by exercising reasonable diligence;
Zogenix shall consult with Alkermes prior to implementing any Recall plan and Alkermes shall [***]. Zogenix costs shall not include costs of any internal Zogenix activities associated with such Recall for which Zogenix shall not seek reimbursement. If Alkermes does not [***], Alkermes shall, at Zogenix’s option, [***]. Where the Recall is a multiple Batch Recall, the Parties shall discuss and agree on the specific Batches to be recalled. For

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clarity, Zogenix may deliver more than one notification to Alkermes pursuant to this Clause 13.3.2 with respect to a single Recall.

14.	REGULATORY MATTERS

14.1
Alkermes. As provided in Clause 6.1 of the License Agreement, Alkermes shall own, and shall be responsible at its own expense, for filing for and maintaining all necessary approvals to operate the Alkermes Facility as a cGMP manufacturing site.

14.2
DMF. In accordance with Clauses 6.1 and 6.6 of the License Agreement, Alkermes owns and shall be responsible, at its own expense, for filing and for maintaining the DMF. Pursuant to Clause 6.5 of the License Agreement, Alkermes has granted to Zogenix reference rights under such DMF in respect of Regulatory Applications in the Territory.

14.3
Zogenix. Except as provided in Clauses 14.1 and 14.2 of this Agreement and as provided in Clause 6.2 of the License Agreement, Zogenix shall own and shall be responsible for filing for and maintaining all necessary Regulatory Approvals in the Territory in respect of the Commercial Product and Zogenix shall provide Alkermes access to and use of such materials in accordance with Clause 6.6 of the License Agreement.

14.4	Cooperation. Clause 6.3 of the License Agreement is hereby incorporated in its entirety by this reference.

14.5
Governmental Inspection. Each Party shall notify the other Party as soon as practicable of any notification received from the FDA in connection with conduct of a cGMP inspection of facilities in relation to the Commercial Product. Each Party shall promptly provide to the other Party copies of all correspondence with the FDA related to the Manufacture or supply of Commercial Product in the Territory.

14.6
Right to Inspect. Alkermes shall procure that such portion of the facility where the Commercial Product is manufactured, tested or stored by or on behalf of Alkermes, including all record and reference samples, are made available for inspection:

14.6.1
by Zogenix's duly qualified employees upon reasonable notice or, alternatively, by an agent or consultant (who has been retained by Zogenix to conduct such activity) upon reasonable notice, provided however that any such agent or consultant is bound by written confidentiality provisions no less strict that those set out herein. Zogenix may exercise its rights under this Clause 14.6.1 to inspect the Alkermes Facility once in any calendar year utilising no more than two (2) inspectors during a single visit or on a “for cause” basis to investigate or resolve specific issues relating to the Manufacture of the Commercial Product at the Alkermes Facility; or

14.6.2	by the relevant Governmental Authority.

14.7
Cure of Deficiencies. Each Party shall be responsible for correcting any deficiencies associated with the activities for which it is responsible under this Agreement or the License Agreement and identified by the FDA in the course of any inspection or audit.

15.	INTELLECTUAL PROPERTY
The terms of the License Agreement apply in respect of the ownership, prosecution, enforcement, defence and use of intellectual property rights under this Agreement.

16.	FINANCIAL PROVISIONS

16.1
Process Transfer Plan Activities. Zogenix shall compensate Alkermes for the costs of the activities specified in the Process Transfer Plan and all other activities directed to scale-up, optimisation, and

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validation which may be invoiced and paid in accordance with fixed fees, timing and milestones agreed by the Parties in the Process Transfer Plan, workplans and the Development and Services Agreement.

16.2
Manufacturing – Validation Batches and Launch Stocks. Alkermes shall be entitled to partially invoice Zogenix for any validation batches or other Launch Stock ordered by Zogenix pursuant to a Confirmed Order that is manufactured and held in bulk capsule form by Alkermes prior to First Approval. Partial payments shall be invoiced at the time Alkermes delivers to Zogenix an appropriate Certificate of Analysis for such validation batch/other Launch Stock (which establishes that the validation batch/other Launch Stock have been manufactured and are being held by Alkermes in bulk form). These partial payment fees shall be invoiced per item of validation batch/other Launch Stock as set out in Schedule 3. Partial payments made on validation batches/other Launch Stock invoices shall be [***] irrespective of whether or when such the validation batch/other Launch Stock is delivered to Zogenix. The Parties shall also conduct a True-Up on all validation batches/other Launch Stock delivered before or at the time of launch to [***] as set forth in Clause 16.4 below (which, for clarity, shall be equivalent to [***] with the initial fee referred to in that section being equal to the partial payment set forth above in this paragraph. In circumstances where Commercial Product is not delivered or the validation batches/other Launch Stock becomes obsolete prior to the time that any Regulatory Approval is obtained in the Territory to facilitate delivery, the partial payment set out above in this paragraph shall be deemed the price of such validation batch/other Launch Stock, and no further payment shall be due. For clarity, validation batches/other Launch Stock with [***] at the time of First Approval may be deemed obsolete by Zogenix.

16.3
Manufacturing – Initial Fee for Commercial Product other than Validation Batches and Launch Stock. [***] after the delivery of Commercial Product (other than validation batches/other Launch Stock) which meets the requirements of Clause 7.4 or which Zogenix nonetheless accepts for delivery, Zogenix shall pay Alkermes the initial fee for such delivery, being [***] in effect during the [***] of scheduled delivery multiplied [***] (the "Initial Fee").

16.4
Final Fee True-Up. Upon provision of the Statement referred to in Clause 11.1 of the License Agreement, Zogenix shall additionally deliver to Alkermes a statement setting out (i) [***] ("Final Fee"), and:

16.4.3	if the Final Fee exceeds the Initial Fee applicable to the Commercial Product delivered, Zogenix shall within [***] pay to Alkermes the difference;

16.4.4	if the Initial Fee applicable to the Commercial Product delivered exceeds the Final Fee, Alkermes shall within [***] issue to Zogenix [***].

16.4.5
Except as provided in Clause 16.2 with respect to validation batches and Launch Stock, if for whatever reason the Commercial Product supplied by Alkermes to Zogenix which meets the requirements of Clause 7.4 when delivered to Zogenix is not sold by Zogenix, payment to Alkermes shall none-the-less be effected and the price for such Commercial Product shall be determined by reference to the [***] calculated pursuant to the provisions of this Clause.

16.4.6	An example of supply price calculations is set out in Schedule 2.

16.5	Compensating Payment for Third Party Second Source Supply.

16.5.1	In respect of all Commercial Product purchased from a Third Party Second Facility Operator pursuant to Clause 9, Zogenix shall make a compensating payment to Alkermes calculated [***].

16.5.2
Such compensating payment shall be made in respect of a particular [***] at the time of provision of the Statement, based on [***]. The Parties shall adjust their account as of the end of each [***] by Zogenix paying Alkermes, or by Alkermes crediting Zogenix (as the case may be),

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the difference between the sum paid pursuant to Clause 16.5.1 and the actual payment calculated on the basis of [***] calculated at the end of the [***], or such other period as may be agreed by the Parties in writing.

16.5.3
For clarity, such compensating payment shall not be made with respect to Commercial Product purchased from the Designated Manufacturer during a Failure to Supply pursuant to Clause 10 (Failure to Supply) or if the Second Facility is an Affiliate Voluntary Second Source Facility.

16.6
Floor Price. Notwithstanding any other provisions set out in this Clause 16, under no circumstances shall Alkermes be obliged to supply the Commercial Product for [***]. Accordingly the Initial Fee shall be not [***], no adjustment under Clause 16.4 shall reduce the supply price below [***].

16.7	VAT. All fees are exclusive of VAT, for which Zogenix will be additionally liable, if payable.

16.8
Sales and use tax. Prior to the supply of Commercial Product by Alkermes to Zogenix, Zogenix shall supply a sales and use tax exemption certificate to Alkermes. In the absence of such a certificate, sales and use tax may be charged by Alkermes to Zogenix on supplies of Commercial Product to Zogenix.

16.9	Manner of Payment, Interest and Correction of Discrepancies. The provisions of Clauses 11.6, 11.7 and 11.9 of the License Agreement shall apply mutatis mutandis.

16.10
Audit. Each Party shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable hereunder. Such books of account and supporting data shall be kept at each Party’s principal place of business and shall be open, at all reasonable times and upon reasonable notice and subject to the confidentiality provisions as contained in this Agreement during the Term [***], to the inspection of the other Party or the other Party’s independent certified accountants (reasonably acceptable to the audited Party), for the sole purpose of verifying the accuracy and reasonable composition of the calculations under this Agreement, provided however that such examination shall not take place more often than [***] and shall not cover more than the preceding [***], with no right to audit any period previously audited.

16.11
Net Sale Deductions. Zogenix shall use good faith efforts to estimate and/or calculate Net Sales deductions when calculating payments due under this Agreement and the License Agreement. Estimates and actual deductions shall be shared [***] with Alkermes and reviewed [***]. If requested by Alkermes, the Parties shall (no more than once per year) meet in person to discuss such estimates and actual deductions at Zogenix offices.

17.	DURATION AND TERMINATION

17.1	Term. This Agreement shall be deemed to have come into force on the Effective Date and shall continue in force until the expiry or termination of the License Agreement (the "Term").

17.2
Termination for Breach. Either Party will be entitled forthwith to terminate this Agreement by written notice to the other Party if that other Party commits a material breach of any of the provisions of this Agreement, and fails to cure the same within sixty (60) days after receipt of a written notice from the other Party giving full particulars of the breach and requiring it to be remedied; provided, that if the breaching Party has proposed a course of action to cure the breach and is acting in good faith to cure same but has not cured the breach by the sixtieth (60th) day, such period shall be extended by such period as is reasonably necessary to permit the breach to be cured, provided that such period shall not be extended by more than ninety (90) days, unless otherwise agreed in writing by the Parties. Notwithstanding the foregoing, if the alleged breaching Party disputes by written notice to the non-breaching Party such material breach in good faith within sixty (60) days of receipt of the notice described above, the non-breaching Party shall not have the right to terminate unless it has been determined through the application of the dispute resolution mechanisms set out in Clause 12.6 of the License

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Agreement that this Agreement was materially breached and the breaching Party fails to thereafter to cure such material breach within sixty (60) days of the decision of the arbitrators. The right to terminate shall be in addition to and not in substitution for any other available remedy at law or equity.

18.	CONSEQUENCES OF TERMINATION/EXPIRY

18.1
General Consequence. Upon expiry or the exercise of those rights of termination specified in Clause 17, this Agreement shall, subject to Clause 18.2 automatically terminate forthwith and be of no further legal force or effect.

18.2	Specific Consequences. Upon expiry or termination of this Agreement by either Party, the following shall be the consequences:

18.2.7	any payments outstanding to Alkermes shall be made within [***];

18.2.8
in respect of any unbilled activities under any Process Transfer Plan, Alkermes shall be entitled to raise an invoice forthwith and Zogenix shall pay such invoice within [***] with any supporting documentation;

18.2.9	Subject to Section 13.2.4.6 of the License Agreement, Alkermes shall be entitled, but not obliged, to complete any Confirmed Orders then-outstanding and to receive payment for them accordingly;

18.2.10	the rights of inspection and audit shall continue in force for the period referred to in the relevant provisions of this Agreement; and

18.2.11	the following provisions shall additionally survive expiry or termination, namely:

(a)	Clause 1 (definitions and interpretation);

(b)	Clause 3.3 (inherent uncertainties);

(c)	Clause 4.6 (costs);

(d)	Clause 7.2 (Materials) as stated therein;

(e)	Clauses 10.6 with respect to remedies for Failure to Supply;

(f)
Clause 12 (acceptance and rejection) insofar as it applies to Commercial Product delivered prior to expiry or termination or pursuant to Clause 18.2.3, provided that Alkermes shall not under any circumstances have the obligation to Manufacture any replacement Commercial Product, and in respect of Commercial Product properly rejected and agreed, Zogenix's remedy shall be that its payment obligation in respect of such delivery shall be reduced correspondingly;

(g)	Clause 13 (adverse events and product recall);

(h)	Clause 15 (intellectual property) insofar as that provision survives the expiration or termination of the License Agreement;

(i)	Clause 16 (financial provisions) insofar as it applies to Commercial Product delivered prior to expiry or termination or pursuant to Clause 18.2.3;

(j)	Clause 18 (consequences of termination);

(k)	Clause 19 (representations, warranties, indemnification and liability);

(l)	Clause 20 (confidentiality)

(m)	Clause 22 (force majeure); and

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(n)	Clause 23 (general)

(o)	together with any other provision of this Agreement which, by its nature, is intended to continue after expiry or termination.

19.	REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND LIABILITY

19.1	Mutual Warranties. Alkermes and Zogenix represent and warrant to each other as of the Effective Date, as follows:

19.1.12	It has the right to enter into this Agreement.

19.1.13	There are no agreements between it and any Third Party that conflict with this Agreement.

19.1.14	No consent, approval, authorization or order of any court or governmental agency or body or Third Party is required for the execution and delivery of this Agreement.

19.1.15
It is not debarred and will not knowingly use in any capacity under this Agreement any person debarred under Section 306(a) or (b) of the U.S. Generic Drug Enforcement Act of 1992, as amended, or any comparable law of the EU or an ICH confirming country.

19.1.16
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT WHETHER ARISING UNDER STATUTE OR OTHERWISE, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED.

19.2
Mutual Indemnification. Except as otherwise provided in this Clause 19, each of the Parties shall indemnify and hold harmless the other Party and its Affiliates and each of their officers, directors, employees, agents and consultants from and against any and all Claims by a Third Party insofar as they arise out of any material breach by the first Party of its warranties under this Agreement or from fraud or wilful misconduct under this Agreement that is conducted by or on behalf of the first Party, except in each case to the extent due to the fraud or wilful misconduct of the other Party seeking the indemnification or such other Party’s Affiliates, officers, directors, employees, agents or consultants.

19.3
Zogenix Indemnity. Zogenix shall indemnify and hold harmless Alkermes and its Affiliates and each of their officers, directors, employees, agents and consultants (“Alkermes Indemnitees”) from and against any and all Claims (i) arising from the manufacture, storage, use or diversion of the Commercial Product, marketing, sale, use or promotion of the Commercial Product, in each case in the Territory, (ii) by Third Parties for personal injury (including death) and/or for costs of medical treatment caused by or attributed to the use of the Commercial Product supplied to Zogenix under this Agreement, and/or (iii) otherwise arising out of this Agreement and not otherwise provided for in this Clause 19. Notwithstanding the foregoing, Zogenix shall not be required to indemnify and hold harmless Alkermes Indemnitees with respect to any Claim to the extent that the same is covered by Alkermes’s indemnification obligations in Clause 19.2 and/or Clause 19.4.

19.4
Alkermes Indemnity. Alkermes shall indemnify and hold harmless Zogenix and its Affiliates and each of their officers, directors, employees, agents and consultants (“Zogenix Indemnitees”) from and against any and all Claims by Third Parties for personal injury (including death) and/or for costs of medical treatment solely to the extent caused by the failure of any Commercial Product supplied by Alkermes to conform to Sections 7.4.3 and 7.4.5 which Zogenix could not have discovered by exercising reasonable diligence. Notwithstanding the foregoing, Alkermes shall not be required to indemnify and hold harmless Zogenix Indemnitees with respect to any Claim to the extent that the same is covered by Zogenix’s indemnification obligations in Clause 19.2 and/or Clause 19.3.

19.5	Conduct of Claims. The Party seeking an indemnity shall:

19.5.1	fully and promptly notify the other Party of any claim or proceedings, or threatened claim or proceedings;

19.5.2
permit the indemnifying Party to take full control of such claim or proceedings, with counsel of the indemnifying Party's choice, provided that the indemnifying Party shall reasonably and regularly consult with the indemnified Party in relation to the progress and status of such claim or proceedings;

19.5.3	fully co-operate in the investigation and defense of such claim or proceedings at the indemnifying Party’s expense; and

19.5.4	take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceedings.
The indemnifying Party may settle a Claim on terms which provide only for monetary relief and do not include any admission of liability. Save as aforesaid, neither the indemnifying Party nor the Party to be indemnified shall acknowledge the validity of, compromise or otherwise settle any Claim without the prior written consent of the other, which shall not be unreasonably withheld, conditioned or delayed.

19.6	Limitations of Liability.

19.6.1	Alkermes’s total aggregate liability in respect of any Recall costs arising out of Clause 13.3.2 shall not under any circumstances exceed [***], which for clarity [***] (“Recall Costs”).

19.6.2	Except with respect to Alkermes liability arising from Alkermes’s fraud or wilful misconduct, Alkermes's total aggregate liability arising out of this Agreement shall be as follows:

(a)
for all claims filed during the Term of this Agreement during [***], Alkermes total annual aggregate liability shall not exceed [***]; provided that this limitation shall not apply so as to limit Recall Costs that may be recovered by Zogenix under Clause 19.6.1; provided further that such Recall Costs shall count for purposes of computing the cap under this Clause 19.6.2 (By way of illustration, if Recall Costs are [***]; and

(b)
Alkermes shall have no liability for any claims filed following the termination or expiration of this Agreement except with respect to Third Party personal injury claims filed within [***] of the expiration or termination of this Agreement. With respect to Third Party personal injury claims filed within this [***], Alkermes’s total aggregate liability shall be calculated and capped on a [***], with each [***] ending respectively on the [***] of the expiration or termination of the Agreement. For each of these [***], Alkermes total aggregate liability for any Third Party personal injury claims filed during that [***] shall not exceed [***] of the [***] during the [***] immediately preceding the expiration or termination of this Agreement.

19.7
Exclusion of Consequential and Other Losses. Without prejudice to the obligation of either Party to indemnify the other in respect of claims by Third Parties, notwithstanding anything to the contrary in this Agreement, Alkermes and Zogenix shall not be liable to the other by reason of any representation or warranty, condition or other term of any duty of common law or under the express terms of this Agreement, for any indirect, consequential, special, incidental or punitive loss or damage (whether by way of example for loss of current profits, loss of enterprise value, loss of anticipated savings, loss of business opportunity, loss of goodwill or otherwise) and whether occasioned by the negligence of the respective Parties, their employees or agents or otherwise.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

19.8
Extension of Indemnification. Where this Agreement provides for the indemnification of a Party to this Agreement or for the exclusion or limitation of a Party's liability, such indemnification and/or exclusion and/or limitation (as the case may be) shall also apply for the benefit of such Party's Affiliates and the employees, officers, directors and agents of any of them, acting in such capacity.

19.9
Construction. For clarity, the provisions of Clauses 19.6 (limitation of liability), 19.7 (exclusion of consequential and other losses) and 19.8 (extension of indemnification) shall apply notwithstanding any contrary provision of this Agreement and shall be cumulative.

19.10
Insurance. Zogenix shall maintain insurance consistent with the requirements set forth in Clause 14.13 of the License Agreement. Alkermes shall maintain comprehensive general liability insurance which is consistent with industry standards and which includes product liability insurance on the Commercial Product for the duration of this Agreement and for such period thereafter as necessary to cover the insured risks.

20.	CONFIDENTIALITY

20.1	The provisions of Clause 15 of the License Agreement shall apply mutatis mutandis.

21.	ASSIGNMENT, SUBCONTRACTING

21.1	The provisions of Clauses 16.2, 16.3 and 16.4 of the License Agreement shall apply mutatis mutandis. For clarity, the term “this Agreement” in such provisions shall apply herein to this Agreement.

22.	FORCE MAJEURE

22.1
No Party hereto shall be liable to the other Party for any losses or damages attributable to a default in or breach of this Agreement which is the result of any cause beyond the reasonable control of such Party, including but not limited to war (whether declared or undeclared), acts of God, revolution, terrorism, civil commotion, strike or labor disruption, fire, earthquake, flood, pestilence, explosion, riot, enactment or change of laws and regulations, accident(s), or labor trouble (each, a “Force Majeure Event”). If a Force Majeure Event prevents or delays performance by a Party of any obligations under this Agreement, then the Party claiming the Force Majeure Event shall promptly notify the other Party in writing. The Parties shall thereafter, as soon as practicable, discuss how best to continue their operations in accordance with this Agreement and shall thereafter continue such discussions on a regular basis while the Force Majeure Event continues. The performance of obligations hereunder shall be suspended during, but no longer than, the existence of such Force Majeure Event and only if reasonably required by the Force Majeure Event. The Party affected by the Force Majeure Event shall use all reasonable efforts to avoid, minimize or remove the cause of such delay or non-performance and to mitigate its effects and shall continue performance with due dispatch whenever such causes are removed.  In the event that a Force Majeure Event prevents performance of this Agreement by a Party for [***], the Party which is not experiencing the Force Majeure Event shall be entitled to terminate this Agreement by written notice to the other provided it has complied with its obligations under this Clause 22.

23.	GENERAL

23.1	No Third Party Beneficiaries. Each of the Parties enters into this Agreement on its own behalf and not on behalf of any other person or entity.

23.2	Parties Bound. This Agreement shall be binding upon and run for the benefit of the Parties, their successors and permitted assigns.

23.3	Relationship of the Parties. In this Agreement, nothing shall be deemed to constitute a partnership between the Parties or make either Party an agent for the other, for any purpose whatsoever.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

23.4
Entire Agreement. This Agreement and the License Agreement constitutes the entire agreement and understanding between the Parties with respect to their subject matter. In the event of a conflict between the License Agreement and this Agreement, the License Agreement shall prevail. Except with respect to the License Agreement, this Agreement supersedes all prior representations, writings, negotiations and understandings with respect to the supply and manufacture of Commercial Product. The Parties acknowledge that, in entering into this Agreement, they have not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set forth in this Agreement. Nothing in this clause shall limit or exclude any liability for fraud.

23.5
Severability. If any provision in this Agreement is deemed to be, or becomes invalid, illegal, void or unenforceable under applicable laws, such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable, or if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

23.6	Further Assurance. Each Party shall do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to implement this Agreement.

23.7
Due Execution. This Agreement shall not become effective until each Party has executed a counterpart and exchanged it with the other Party. Exchange by fax or by e-mail attaching an executed copy of this Agreement in Adobe Portable Document Format (PDF) will be considered valid.

23.8	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and which together shall constitute this Agreement.

23.9
Waivers. A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy. No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver.

23.10
Variations. No modification, amendment, or waiver of any provision of this Agreement shall be valid unless in writing and signed by a duly authorised officer or representative of each of the Parties hereto.

23.11	Notices.

23.11.1	A notice under or in connection with this Agreement (a "Notice"):

(a)	shall be in writing; and

(b)	may be delivered personally or sent by internationally recognized overnight courier or by fax to the Party due to receive the Notice at its address set out below:

23.11.2	The address referred to in Clause 23.11.1 is:

(a)	in the case of Alkermes:
Address:    Alkermes Pharma Ireland Limited
Connaught House
1 Burlington Road
Dublin 4
Ireland

Tel:        +353 1 772 8000
Fax:        +353 1 772 8001
Marked for the attention of: Company Secretary
with a copy (receipt of which shall not constitute notice) to:
VP, Alliance Management
Same contact details as above

(b)	in the case of Zogenix:
Address:    12400 High Bluff Drive, Ste 650
San Diego, California, 92130
United States of America
Fax:    +1 (858) 259-1166
Marked for the attention of: Chief Financial Officer
with a copy (receipt of which shall not constitute notice) to:
Address:        Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
USA
Fax:        +1 (858) 523-5450
Marked for the attention of: Faye H. Russell, Esq.

23.11.3	Notice is deemed given:

23.11.4	if delivered personally, when the person delivering the notice obtains the signature of a person at the address referred to in Clause 23.11.2

23.11.5	if sent by overnight courier, two (2) business days after posting it;

23.11.6	if sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

23.12
Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, and shall be subject to the exclusive jurisdiction of the State and Federal Courts located in New York, New York.

***

Schedule 1
COMMERCIAL PRODUCT COVERED BY THIS AGREEMENT
Dosage Strengths and Batch Sizes*

Dosage Strength	Initial Batch Size (capsules)	Optimized Batch Size (capsules)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
*Initial Batch Sizes shall apply to all Purchase Orders for Commercial Product under this Agreement from the Effective Date of this Agreement until Zogenix’s [***] is projected to exceed on [***] per [***] for the forecast period [***] in the future or the Parties otherwise agree to move to Optimized Batch Sizes. Thereafter, Optimized Batch Sizes shall apply to all Purchase Orders unless otherwise agreed by the Parties in circumstances relating to any [***] following [***] in which [***].
**Depending upon the sales forecast for the [***], the Optimized Batch Sizes for [***] will be mutually established as the [***]. For further clarity, Optimized Batch Size may be established as the following approximate capsule quantities for the [***].

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2
PRICE CALCULATION; TRUE-UP

[***].

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3
Validation batches and other Launch Stock
Dosage Strengths, Batch Sizes and Initial Fee Payments

[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]					[***]

[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Note: The total fee for validation batches and other Launch Stock deemed commercially saleable is [***]. The partial fees set out above will be trued-up for such Batches to [***] in accordance with Section 16 of this Agreement. Note also that the “Total cost” in the Validation Batch Fee table above does not include amounts due under the Development and Clinical Supply Agreement.

*See Clause 6.1 for limitations on Confirmed Order and Purchase Order Batch sizes.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTED by the Parties on the date appearing at the top of page 1.

SIGNED

_/s/ Shane Cooke___________________
Duly authorized for and on behalf of
ALKERMES PHARMA IRELAND LIMITED

SIGNED

_/s/ Roger L. Hawley________________
Duly authorized for and on behalf of
ZOGENIX, INC.